UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 10, 2021, Centerspace (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., BofA Securities, Inc., UBS Securities LLC, Piper Sandler & Co., and certain of their affiliates, as sales agents (in such capacity, “Sales Agents”) or (except in the case of BTIG, LLC) forward sellers acting as sales agents for the respective Forward Purchasers (as defined below) (in such capacity, “Forward Sellers,” and together with Sales Agents, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell its common shares of beneficial interest, no par value per share, from time to time through or to the Agents, acting as Sales Agents, principals, or, if applicable, Forward Purchasers up to an aggregate sales price of $250,000,000 (the “Shares”).

Under the Agreement, the Company will designate the minimum price and maximum number of Shares to be sold through the Agents on any given trading day or over a specified period of trading days, and the Agents will use commercially reasonable efforts to sell the Shares on such days, subject to certain conditions. Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed upon by one or more of the Agents and the Company. The Company may also agree to sell Shares to one or more of the Agents, as principal for its or their own account, on terms agreed by the Company and such Agent(s) in a separate agreement at the time of sale.

The Agreement contemplates that, in addition to the issuance and sale by the Company of shares of the Company’s common stock to or through the Agents, the Company may enter into separate forward sale agreements (each, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”) with the Agents or their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of shares of common stock borrowed by a Forward Purchaser or its affiliate and sold through the relevant Forward Seller.

The Company currently expects to fully physically settle each Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of the Company’s common stock specified in such Forward Sale Agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Forward Sale Agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any cash proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Company will pay each Agent a commission of up to 2% of the gross sales price per Share for any Shares sold through such Agent, as the Company’s agent under the Agreement. In connection with each Forward Sale Agreement, the Company will pay the applicable Agent, acting as Forward Seller in connection with such Forward Sale Agreement, a commission, in the form of a reduction to the initial forward price under the relevant Forward Sale Agreement, at a mutually agreed rate that will not exceed 2% of the gross sales price of the borrowed shares of the Company’s common stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period).

The Company is not obligated to sell and the Agents are not obligated to buy or sell any of the Shares under the Agreement. No assurance can be given that the Company will sell any of the Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells, or the dates when such sales will take place.

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-248572), which was filed with the Securities Exchange Commission on September 3, 2020 under the Securities Act of 1933, as amended (the “Securities Act”).

An affiliate of BMO Capital Markets Corp. is the administrative agent and a lender under the Company’s credit facility, an affiliate of BoA Securities, Inc. is the joint leader arranger and a lender under the Company’s credit facility and an affiliate of Raymond James & Associates, Inc. is also a lender under the Company’s credit facility. Accordingly, such affiliates will receive net proceeds from the offering of the Shares to the extent that the Company uses any net proceeds to repay borrowings under the credit facility. Some or all of the Agents or their affiliates have provided and in the future may provide investment banking, commercial banking or other financial services, including providing credit facilities or other borrowings, to the Company in the ordinary course of business for which they have received and may in the future receive compensation.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution (Conflicts of Interest)” contained in the Company’s Prospectus Supplement dated September 10, 2021 to the Prospectus dated September 3, 2020, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

A copy of the opinion of Taft Stettinius & Hollister LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1
Equity Distribution Agreement dated September 10, 2021 between the Company and BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., BofA Securities, Inc., UBS Securities LLC, Piper Sandler & Co., and certain of their affiliates

5.1	Opinion of Taft Stettinius & Hollister LLP
23.1	Consent of Taft Stettinius & Hollister (contained in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
Date: September 10, 2021		President and Chief Executive Officer